Exhibit 23.02

              Consent of Independent Certified Public Accountants





We have issued our reports dated June 10, 1999 and February 18, 2000, respectively, on the consolidated financial statements of Sparta Surgical Corporation and the financial statements of Olsen Electrosurgical, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/  Grant Thornton LLP



San Jose, California
April 10, 2000